Exhibit (p)(iii)

Asset Management Group

of

Bank of Hawaii

CODE OF ETHICS Effective: 10/23/2025

This is the property of Asset Management Group of Bank of Hawaii (“AMG”).
Its contents are confidential and are not to be distributed outside of AMG.

For questions, please contact the AMG Chief Compliance Officer:
Catherine M. Fujisaki, at (808) 694-8372.

Contents
I.	INTRODUCTION			1
	A.	Overview		1
	B.	Organization		1
	C.	Licensing of Employees		2
	D.	New Employee Background Verification		2
	E.	Supervised Persons, Access Persons, and associated persons		3
	F.	Code of Ethics Training and Certification		3
	G.	Exceptions to Policies and Procedures		3
II.	CODE OF ETHICS			4
	A.	Code of Conduct, Fiduciary Standards and Compliance with the Federal Securities Laws		4
	B.	Who are the Access Persons?		5
	C.	Reporting Violations		5
	D.	Review of Potential Violations		6
		1.	Sanctions	6
		2.	CCO Reporting of Violations	7
		3.	Record Retention	7
	E.	Conflicts of Interest		7
	F.	Personal Securities Transactions		8
		1.	Market Timing and Late Trading	8
		2.	Accounts Covered by the Policies and Procedures	8
		3.	Reportable Securities	8
		4.	Pre-clearance Procedures	9
		5.	Trading in BOH stock	10
	G.	Supervised Persons’ Reporting		10
		1.	Initial and Annual Holdings Reports	10
		2.	Quarterly Reporting	11
		3.	Exceptions from Reporting Requirements	11
		4.	Review of Personal Trading and Holdings Reports	11
	H.	Exemptions under Special Circumstances		12
	I.	Disclosure of the Code of Ethics		12
III.	INSIDER TRADING			12
	A.	What Information is Material?		12
	B.	What Information is Non-Public?		13
	C.	Penalties for Trading on Material Non-Public Information		14
	D.	Relationships with Potential Insiders		14
	E.	Procedures for Recipients of Material Non-Public Information		15
	F.	Compliance Reviews and Appropriate Responsive Steps		15
	G.	Selective Disclosure		16
	H.	Rumors		16
IV.	OUTSIDE EMPLOYMENT			16
V.	PROHIBITION AGAINST BROKERAGE ACTIVITIES OR PROVIDING LEGAL OR TAX ADVICE			17
VI.	GIFTS AND ENTERTAINMENT			17
	A.	Difference Between Gifts and Entertainment?		18
	B.	Accepting Gifts and Entertainment		18
	C.	Gifts to Others		18
VII.	POLITICAL AND CHARITABLE CONTRIBUTIONS, PUBLIC POSITIONS			18
	A.	Covered Associates		18

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	B.	Pre-Clearance Requirements	19
	C.	Restricted Contributions	19
	D.	Contributions to Political Action Committees	20
	E.	Interviews of Potential New Covered Associates	20
	F.	Training and Monitoring	20
	G.	Contributions to National Political Candidates	21
	H.	Charitable Donations	21
	I.	Public Office	21
	J.	Contributions Through Outside Business Activities	21
VIII.	COMPLAINTS AND LITIGATION		22
IX.	MUTUAL FUND MARKETING AND DISTRIBUTION		22
	A.	Commissions and Fees	22
	B.	Salespeople	23
X.	BOOKS AND RECORDS		25
	A.	Records Retention	25
	B.	Email and Instant Messages	26
	C.	Social Media	27
	D.	Electronic Files of Terminated Employees	27
	E.	Document Destruction	27
LIST OF EXHIBITS (Contained in a Separate Document)			29
	Exhibit A – Compliance Manual Certification		29
	Exhibit B – Pre-clearance Request – IPO and Private Placements		29
	Exhibit C – Pre-clearance Log – IPO and Private Placements		29
	Exhibit D – Quarterly Transaction Report		29
	Exhibit E – Request for Duplicate Confirmations and Statements		29
	Exhibit F – All Reportable Holdings - Periodic Report		29
	Exhibit G – All Brokerage Accounts - Periodic Report		29
	Exhibit H – Exempt Accounts Certification		29
	Exhibit I – Outside Business Activity Form		29
	Exhibit J – Gift Received Reporting Form		29
	Exhibit K – Political Contribution Pre-clearance Form		29

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I.	INTRODUCTION

A.	Overview

This Code of Ethics (“Code”) is designed to assist the Asset Management Group of Bank of Hawaii (“AMG”) and its employees in complying with applicable rules and regulations of the Securities and Exchange Commission (“SEC”) and state jurisdictions, as well as to provide proper supervision of employees. All Supervised Persons, as defined below, must abide by all applicable policies and, procedures herein. This Code should accurately reflect AMG’s business practices.

Employees and their supervisors should refer to this Code for guidance with respect to compliance issues. Issues that cannot be resolved through reference to this Code should be directed to the AMG Chief Compliance Officer (“AMG CCO”), Catherine M. Fujisaki, or in her absence, the AMG Manager, Roger Khlopin. In addition, the AMG CCO or Manager should be contacted if it is believed that the Code should be changed or updated, or if any of AMG’s disclosure documents, advisory contracts, or marketing materials appear inaccurate, incomplete, or out-of-date.

The Compliance Manual, Code of Ethics, and all compliance-related reporting forms, are kept on a centralized compliance website that is easily accessible by all employees:

EIM - AMG Documents - All Documents

Employees are responsible for understanding and complying with all applicable Federal and State regulations, in addition to the BOH and AMG internal policies and procedures. This manual will be updated periodically as necessary. It is the responsibility of each employee of AMG to be familiar with the contents of this manual, as well as any updates hereto.

This Manual is not intended to be exhaustive, but serves as a foundational framework for the proper conduct and oversight of the daily operations of the investment adviser and its associated personnel. It is designed to support adherence to applicable laws, regulations, and internal policies.

B.	Organization

AMG is an SEC-registered investment adviser organized as a Separately Identifiable Department or Division (SID)1. Because AMG is a department of the Bank of Hawaii (“BOH”), it is not a legal entity separate from BOH. It is the services and actions performed through AMG, and not BOH itself, that is deemed to be the investment adviser.2

[1]	Section 202(a)(26) of the Investment Advisers Act of 1940 (“Advisers Act”) defines the term “separately identifiable department or division” of a bank to mean a unit—

(A)	that is under the direct supervision of an officer or officers designated by the board of directors of the bank as responsible for the day-to-day conduct of the bank’s investment adviser activities for one or more investment companies, including the supervision of all bank employees engaged in the performance of such activities; and

(B)	for which all of the records relating to its investment adviser activities are separately maintained in or ex-tractable from such unit’s own facilities or the facilities of the bank, and such records are so maintained or otherwise accessible as to permit independent examination and enforcement by the Commission of this Act or the Investment Company Act of 1940 and rules and regulations promulgated under this Act or the Investment Company Act of 1940.

[2]	See Section 202(a)(11) of the Advisers Act.

This Manual relates to the activities of AMG, unless otherwise indicated. BOH also conducts investment management activities for BOH Trust Services Group fiduciary accounts through its Institutional Services and Investment Management Services Departments. These activities are conducted by BOH and are not part of the registered investment adviser activities, nor are they covered under the provisions of this Manual. This Manual relates to the SEC-registered investment adviser activities, unless otherwise indicated.

C.	Licensing of Employees

The AMG clientele (“Clients”) consists of mutual funds and institutional accounts. Because of this, employees of AMG are not currently required to register as investment adviser representatives under federal and state securities laws. If, however, in the future AMG acquires more than five individuals (i.e., natural persons) as investment advisory clients, such registration of employees will be undertaken.

D.	New Employee Background Verification

The Bank of Hawaii People Services department (“People Services department”) performs background checks of potential employees as part of the BOH hiring process, prior to making a final offer of employment. Background checks are conducted in the areas of criminal activity, education, previous employment and Social Security.

Due to the specialized nature of the securities business, additional screening is conducted when people are hired for positions in AMG.

1.	Before an employee can be part of AMG, the employee’s history of political contributions must be investigated by the AMG CCO, or delegate, to identify any possible violations of the SEC Pay-to-Play rule. This is done by searching public websites that report contributions in Hawaii and interviewing the employee.

2.	Additionally, as soon as possible and preferably within the first ten days of employment, the AMG CCO will:

a.	review the employee’s record on FINRA’s BrokerCheck system, and

b.	interview the employee to learn about any outside employment and board affiliations.

Should an applicant’s history in the securities industry, or their political contributions, or outside employment, or for-profit board affiliations, indicate the presence of issues that could potentially have an adverse effect on AMG or the employee’s ability to perform the duties related to the position for which they are applying, the AMG CCO informs the AMG Manager, the hiring manager, and the BOH People Services department of the findings to assist in making a determination of the proper course of action.

E.	Supervised Persons, Access Persons, and associated persons

As used herein, the term “Supervised Person” includes all employees of AMG; any partner, officer, director (or other person occupying a similar status or performing similar functions); and any other person who provides investment advice on behalf of AMG and is subject to AMG’s supervision and control. (See Section 202(a)(25) of the Advisers Act.) The CCO may also designate an independent contractor as a Supervised Person if the services provided by the contractor are continuous and reflect services that might otherwise be performed by an employee.

The term “Access Person” is any Supervised Person who has access to non-public information regarding the trading or holdings of any Client, who is involved in making Securities recommendations to Clients, or who has access to non-public Securities recommendations. All directors, officers and partners are presumed to be Access Persons. All AMG Supervised Persons have access to the non-public securities recommendations and portfolio holdings and therefore, all AMG Supervised Persons are considered to be Access Persons.

The term “Associated Person” as used herein includes individuals who are not employed by AMG (such as consultants and independent contractors) who have access to Non-Public Information about AMG and its Clients.

F.	Code of Ethics Training and Certification

AMG will provide the Code of Ethics, along with training, to each Supervised Person within the first ten days of employment. In addition, the Code of Ethics and Compliance Manual will be provided, and training conducted, annually and upon any material change to either the Code of Ethics or Compliance Manual.

All Supervised Persons must acknowledge annually, and upon hiring, that they have received, read, understood, and agree to comply with AMG’s policies and procedures described herein. Each Supervised Person is required to complete an Annual Certification of Compliance (Exhibit A) and submit the completed form to the CCO or designee: 1) upon commencement of employment, 2) annually, and 3) following any material change to the information.

G.	Exceptions to Policies and Procedures

Except where otherwise provided herein, exceptions to any policies and/or procedures described herein may be authorized only by the Investment Adviser Oversight Committee (“IAOC”). Such exception authority may be delegated by formal action of the IAOC to a Division or Department Head, provided that each exercise of delegated exception authority is documented in writing and reported to IAOC, and such delegation shall be reflected in the minutes of the IAOC.

II.	CODE OF ETHICS

A.	Code of Conduct, Fiduciary Standards and Compliance with the Federal Securities Laws

At all times, AMG and its Supervised Persons must comply with the spirit and the letter of the Federal Securities Laws and the rules governing the capital markets. The “Federal Securities Laws” include the Securities Act of 1933, as amended; the Securities Exchange Act of 1934, as amended; the Sarbanes-Oxley Act of 2002, as amended; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; Title V of the Gramm-Leach-Bliley Act, as amended; the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; any rules adopted by the SEC under any of these statutes; and the Bank Secrecy Act as it applies to investment companies and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

Pursuant to Rule 204A-1 under the Advisers Act and Rule 17j-1 under the Investment Company Act of 1940 (“IC Act”), AMG has adopted this written Code of Ethics to acknowledge its fiduciary duty to its Clients and require:

●	Compliance with all applicable Federal Securities Laws;

●	Reporting and review of personal securities transactions and holdings;

●	Reporting of violations of the code; and

●	The provision of the code to all supervised persons.

All Supervised Persons will act with competence, dignity, integrity, and in an ethical manner, when dealing with Clients, the public, prospects, third-party service providers and fellow Supervised Persons. Supervised Persons must use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, trading, promoting AMG’s services, and engaging in other professional activities.

All Supervised Persons are expected to adhere to the highest standards with respect to any potential conflicts of interest with Clients. As a fiduciary, AMG must act in its Clients’ best interests. Neither AMG nor any Supervised Person should ever benefit at the expense of any Client. Notify the CCO promptly about any practice that creates, or gives the appearance of, a material conflict of interest.

Supervised Persons are generally expected to discuss any perceived risks, or concerns about AMG’s business practices, with their direct supervisor. However, if a Supervised Person is uncomfortable discussing an issue with their supervisor, or if the issue involves a suspected violation of the Manual or Code of Ethics, they should bring the matter to the Manager or CCO’s attention.

Supervised Persons may not, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by any Client, including mutual fund Clients:

●	Employ any device, scheme, or artifice to defraud the Client;

●	Make any untrue statement of a material fact to the Client or omit to state a material fact necessary in order to make the statements made to the Client, in light of the circumstances under which they are made, not misleading;

●	Engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Client;

●	Engage in any manipulative practice with respect to the Client;

●	Use their positions, or any investment opportunities presented by virtue of their positions, to their personal advantage or to the detriment of a Client; or

●	Conduct personal trading activities in contravention of this Code or applicable legal principles or in such a manner as may be inconsistent with the duties owed to Clients as a fiduciary.

These general standards are overriding guidelines to be adhered to in all current and emerging situations and are not limited to the detailed behavior specifically discussed in the Code.

In the event of a material change to the Code of Ethics, the CCO shall inform each Mutual Fund’s CCO of such change and ensure that the change is approved by each Mutual Fund’s Board no later than six months after the change is adopted.

B.	Who are the Access Persons?

As a matter of policy, AMG designates ALL Supervised Persons of AMG as Access Persons with respect to its compliance with Rule 204A-1. All AMG employees are responsible for complying with all parts of this Code, including the requirement to report personal securities transactions and holdings periodically.

C.	Reporting Violations

Improper actions by AMG or its Supervised Persons could have severe negative consequences for AMG, its Clients, and its Supervised Persons. Impropriety, or even the appearance of impropriety, could negatively impact all Supervised Persons, including people who had no involvement in the problematic activities.

Supervised Persons must promptly report any improper or suspicious activities, including any suspected violations of the Compliance Manual or Code of Ethics, to the AMG CCO or Manager. Issues can be reported in person, or by telephone, email, or written letter. Reports of potential issues may also be made anonymously through the BOH Anonymous AlertLine. Any reports of potential problems will be thoroughly investigated by the CCO, who will report directly to the AMG Manager on the matter.

A Supervised Person’s identification of a material compliance issue will be viewed favorably by AMG and BOH senior executives. Retaliation against any Supervised Person who reports a violation of the Code of Ethics in good faith is strictly prohibited and will be cause for corrective action, up to and including dismissal. If a Supervised Person believes that he or she has been retaliated against, he or she should notify the CCO, AMG Manager, or BOH People Services Department directly.

For the avoidance of doubt, nothing in this Manual prohibits Supervised Persons from reporting potential violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the SEC, or any agency’s inspector general, or from making other disclosures that are protected under the whistleblower provisions of federal law or regulation.

Supervised Persons do not need prior authorization from their supervisor, the IAOC, the CCO, or any other person or entity affiliated with AMG or BOH to make any such reports or disclosures and do not need to notify the CCO that they have made such reports or disclosures. Additionally, nothing in this Manual prohibits Supervised Persons from recovering an award pursuant to a whistleblower program of a government agency or entity.

D.	Review of Potential Violations

Any problems identified during the review will be addressed in accordance with AMG’s fiduciary duty to its Clients. All reports of potential problems will be thoroughly investigated by the CCO. The details of any non-material violations will be documented, shared with the AMG Manager, and retained by the CCO.

The CCO will report all material issues to a Code of Ethics Working Group (COEWG), which shall be organized immediately and be comprised of at least four members including:

●	The AMG Chief Compliance Officer,

●	The AMG Manager,

●	A representative of Bank of Hawaii People Services designated by the Chief People Officer,

●	A representative of the Bank of Hawaii Legal Department designated by the Chief General Counsel, and

●	Such other members as needed.

Whether a violation is “material” is determined by a review of the issues including, but not limited to, consideration of the responsibility of the individual in question, the amount or potential amount at issue, and the significance of the potential Code violation, law or regulation that is the subject of the investigation. The duties and responsibilities of the COEWG, subject to limitations imposed from time to time by the IAOC, include:

●	Provide oversight for the administration of the AMG Code of Ethics;

●	Review potential, alleged, and/or actual violations; and

●	Recommend sanctions, if any, to be imposed as a result of such violations, including possible disciplinary actions, to the AMG Manager.

In all cases of a potential or actual Code violation, when the allegation involves (1) any Bank of Hawaii Corporation or Bank of Hawaii (collectively, “BOH”) director or Managing Committee member; (2) any fraud, whether material or not; or (3) any management level employees or employees who have a significant role in BOH’s internal controls, the CCO shall immediately notify the Manager, and a representative from BOH’s Legal Department, People Services Department and/or Corporate Security Department as necessary or appropriate.

1.	Sanctions

Violations of this Code of Ethics, or the other policies and procedures set forth in the Manual, may warrant sanctions including, without limitation, requiring that personal trades be reversed, requiring the disgorgement of profits or gifts, issuing a letter of caution or warning, reporting to the Supervised Person’s supervisor, suspending personal trading rights, imposing a fine, suspending employment (with or without compensation), making a civil referral to the SEC, making a criminal referral, terminating employment for cause, and/or a combination of the foregoing. Violations may also subject a Supervised Person to civil, regulatory or criminal sanctions. No Supervised Person will determine whether he or she committed a violation of the Code of Ethics or impose any sanction against himself or herself. All sanctions and other actions taken will be in accordance with applicable employment laws and regulations.

Sanctions will be recommended by the COEWG, but the AMG Manager will make a final determination regarding the disciplinary action, if any, to be taken.

2.	CCO Reporting of Violations

If the CCO and the COEWG determine that a material violation of this Code of Ethics has occurred that may involve a fraudulent, deceptive or manipulative act, AMG will report its findings to the Mutual Funds’ Board of Directors or Trustees pursuant to Rule 17j-1.

In addition, the CCO’s Compliance Dashboards and Annual Compliance Review will include a description of issues that have arisen under the Code of Ethics since the last reporting period including such items as any violations of the Code, sanctions imposed in response to the violations, changes in the Code, and any recommended changes.

3.	Record Retention

AMG will maintain all records required by Rule 204-2 under the Advisers Act including copies of the Code of Ethics, records of violations and sanctions, if applicable, holdings and transactions reports, copies of AMG Supervised Persons certifications, a list of all Access Persons within the last 7 years, and copies of the annual reports, as provided in Books and Records Matrix (Exhibit E) of the AMG Compliance Manual.

E.	Conflicts of Interest

Conflicts of interest may exist between various individuals and entities, including AMG, Supervised Persons, and current or prospective Clients. Any failure to identify or properly address a conflict can have severe negative repercussions for AMG, its Supervised Persons, and/or Clients. In some cases, the improper handling of a conflict could result in litigation and/or disciplinary action.

AMG’s policies and procedures have been designed to identify and properly disclose, mitigate, and/or eliminate applicable conflicts of interest. However, written policies and procedures cannot address every potential conflict, so Supervised Persons must use good judgment to avoid, identify, and respond appropriately to actual or apparent conflicts. Conflicts of interest that involve AMG and/or its Supervised Persons on one hand, and Clients on the other hand, will generally be fully disclosed and/or resolved in a way that favors the interests of Clients over the interests of AMG and its Supervised Persons. If a Supervised Person believes that a conflict of interest has not been identified or appropriately addressed, that Supervised Person should promptly bring the issue to the CCO’s attention.

In some instances, conflicts of interest may arise between Clients. Responding appropriately to these types of conflicts can be challenging and may require robust disclosures if there is any appearance that one or more Clients have been unfairly disadvantaged. Supervised Persons should notify the CCO promptly if it appears that any actual or apparent conflict of interest between Clients has not been appropriately addressed.

Key areas of potential conflict of interest are identified on the AMG Risk Matrix and monitored quarterly.

F.	Personal Securities Transactions

Supervised Person trades should be executed in a manner consistent with AMG’s fiduciary obligation to its Clients: trades should avoid actual improprieties, as well as the appearance of impropriety.

Employee trades must not be timed to precede orders placed for any Client, nor should trading activity be so excessive as to conflict with the Supervised Person’s ability to fulfill daily job responsibilities.

1.	Market Timing and Late Trading

Market Timing, which is defined as trading shares of an open-ended mutual fund with the intent of arbitraging an inefficiency in the valuation of the fund, is prohibited. This prohibition applies to Client accounts, as well as to transactions for the direct or indirect benefit of Access Persons and Supervised Persons.

AMG employees shall not engage in late trading of open-end mutual fund shares (i.e., the submission of a trade after the daily pricing time for net asset value with an intent or agreement to obtain that day’s net asset value) for either themselves or for AMG Clients.

2.	Accounts Covered by the Policies and Procedures

AMG’s Personal Securities Transactions policies and procedures apply to all accounts holding any Securities over which Supervised Persons have any beneficial ownership interest, which typically includes accounts held by immediate family members sharing the same household, or non-Clients over which Supervised Persons exercise investment discretion. Immediate family members include children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, domestic partners, siblings, parents-in-law, and children-in-law, as well as adoptive relationships that meet the above criteria.

It may be possible for Supervised Persons to exclude accounts held personally or by immediate family members sharing the same household if the Supervised Person does not have any direct or indirect influence or control over the accounts, or if the Supervised Person can rebut the presumption of beneficial ownership over family members’ accounts. Supervised Persons should consult with the CCO before excluding any accounts held by immediate family members sharing the same household.

3.	Reportable Securities

AMG requires Supervised Persons to provide periodic reports regarding transactions and holdings in all “Reportable Securities,” which include any Security, except:

●	Direct obligations of the Government of the United States;

●	Bankers’ acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements;

●	Shares issued by money market funds;

●	Shares issued by open-end investment companies registered in the U.S., other than funds advised, sub-advised, or underwritten by AMG or an affiliate;

●	Interests in 529 college savings plans; and

●	Shares issued by unit investment trusts that are invested exclusively in one or more open-end registered investment companies, none of which are advised or underwritten by AMG or an affiliate.

Exchange-traded funds (“ETFs”) and exchange traded notes (“ETNs”) are Reportable Securities and are subject to the reporting requirements contained in AMG’s Personal Securities Transactions policy.

‘Security’ may also include virtual currency or cryptocurrency coins or tokens that are being offered, or previously were offered, as part of certain types of initial coin offerings (“ICOs”).

Any Supervised Person who wishes to purchase, acquire or sell any asset that is issued and transferred using distributed ledger or blockchain technology, including, but not limited to, virtual currencies, cryptocurrencies, digital “coins” or “tokens” (collectively, “Digital Assets”) should consult with the CCO as to whether such Digital Assets would be considered a Security, and specifically a “Digital Security,” for purposes of this policy. A Digital Asset is likely to be considered a Digital Security if it is offered and sold as an investment contract. On April 3, 2019, the SEC published a framework for investment contract analysis of Digital Assets.3 The CCO may use this framework, among other relevant SEC guidance, to determine whether a Digital Asset would be considered a Digital Security for the purposes of this policy. If the CCO determines that such Digital Assets should be considered a Digital Security, the Digital Asset will be considered a Reportable Security for purposes of this policy.

4.	Pre-clearance Procedures

Supervised Persons must have written clearance for all transactions involving IPOs or Private Placements before completing the transactions. AMG may disapprove any proposed transaction, particularly if the transaction appears to pose a conflict of interest or otherwise appears improper. If clearance is granted for a specified period of time, the Supervised Person receiving the approval is responsible for ensuring that his or her trading is completed before the clearance’s expiration. Supervised Persons should be cautious when submitting good-until-cancelled orders to avoid inadvertent violations of AMG’s pre-clearance procedures.

Supervised Persons must use the Trade Pre-clearance Request Form (Exhibit B) to seek pre-clearance. All pre-clearance requests must be submitted to the CCO. The CCO will use the Trading Pre-clearance Request Log (Exhibit C) to track pre-clearance requests.

Supervised Persons are not required to obtain written pre-clearance for purchases of other Securities, even those that are of the type held in the Client accounts (municipal bonds and Government Securities). Supervised Person trades should be executed in a manner consistent with our fiduciary obligations to our Clients: trades should avoid actual improprieties, as well as the appearance of impropriety. Supervised Person trades must not be timed to precede orders placed for any Client, nor should trading activity be so excessive as to conflict with the Supervised Person’s ability to fulfill daily job responsibilities. It is important to remember that AMG Compliance reviews personal trading and compares a Supervised Person’s personal securities transactions against Clients’ trades.

[3]	https://www.sec.gov/files/dlt-framework.pdf

5.	Trading in BOH stock

AMG employees are required to comply with the BOH Securities Trading Policy, located for reference in the Bank of Hawaii Code of Business Conduct and Ethics and on www.BOH.com (https://ir.boh.com/corporate-governance/highlights)). The BOH Securities Trading Policy prohibits directors, employees and their immediate family from:

●	disclosing or profiting from material, non-public information about BOH.

●	trading during the recommended black-out period beginning 14 calendar days before the end of each fiscal quarter and ending after the second full trading day following the earnings announcement, without prior review and approval by BOH Legal.

●	pledging BOH stock as collateral for a loan (including the use of a traditional margin account with a broker dealer) and hedging the risk in BOH stock by buying or selling publicly traded options, puts, calls or other derivative instruments relation to BOH stock.

G.	Supervised Persons’ Reporting

AMG collects information about the personal trading activities and holdings of all Supervised Persons. Each Supervised Person must provide the AMG CCO with the information and authorizations necessary to have duplicate statements and confirmations sent directly to AMG. See Request for Duplicate Confirmations and Statements (Exhibit E).

1.	Initial and Annual Holdings Reports

Supervised Persons must periodically report the existence of any account that holds any Securities (including securities and/or accounts excluded from the definition of Reportable) to the CCO or a designee:

●	Within 10 days of becoming a Supervised Person, reporting current holdings, and

●	On or before February 14th annually, reporting holdings as of previous year-end.

Forms to report holdings include:

●	All Reportable Holdings (Exhibit F) - for holdings that aren’t shown on a statement,

●	All Brokerage Accounts (Exhibit G), and

●	Exempt Accounts Certification (Exhibit H).

A Supervised Person who does not have any transactions or account openings to report, is required to complete the forms to indicate this.

2.	Quarterly Reporting

New accounts must be reported to the AMG CCO when they are opened, and on the Quarterly Compliance Questionnaire. Any reportable trades that did not occur through a broker-dealer, such as the purchase of a private fund, must be reported on the Quarterly Transaction Report (Exhibit D).

3.	Exceptions from Reporting Requirements

There are limited exceptions from certain reporting requirements. Specifically, a Supervised Person is not required to submit:

●	Quarterly reports for any transactions effected pursuant to an Automatic Investment Plan; or

●	Any reports with respect to Securities held in accounts over which the Supervised Person had no direct or indirect influence or control, such as an account managed by an investment adviser on a discretionary basis.

Any investment plans or accounts that may be eligible for either of these exceptions should be brought to the attention of the CCO who will, on a case-by-case basis, determine whether the plan or account qualifies for an exception. In making this determination, the CCO may ask for supporting documentation, such as a copy of the Automatic Investment Plan, a copy of the discretionary account management agreement and/or a written certification from an unaffiliated investment adviser, and may provide employees with the exact wording and a clear definition of “no direct or indirect influence or control” that the adviser consistently applies to all Supervised Persons. On a sample basis, the CCO may request reports on holdings and/or transactions made in the trust or discretionary account to identify transactions that would have been prohibited pursuant to AMG’s Code, absent reliance on the reporting exception.

Supervised Persons who claim they have no direct or indirect influence or control over an account are also required to complete the attached Exempt Accounts Certification (Exhibit H) upon commencement of their employment and on an annual basis thereafter.

Reliance on this independent or separately managed account exception is conditioned on AMG’s receipt of the Exempt Accounts Certification, and other satisfactory documentary evidence (e.g., copy of advisory agreement, certification from adviser, etc.) as directed by the CCO. Supervised Persons should consult with the CCO before excluding any accounts, especially those held by immediate family members sharing the same household.

4.	Review of Personal Trading and Holdings Reports

AMG’s Personal Securities Transactions policies and procedures are designed to mitigate any potential material conflicts of interest associated with Supervised Persons’ personal trading activities. Accordingly, the CCO or a designee will closely monitor Supervised Persons’ investment patterns to detect the following potentially abusive behavior:

●	Frequent and/or short-term trades in any Security, with particular attention paid to potential market-timing of mutual funds;

●	Trading opposite of Client trades;

●	Trading ahead of Clients; and

●	Trading that appears to be based on Material Nonpublic Information.

The CCO or a designee will review all reports submitted pursuant to the Personal Securities Transactions policies and procedures for potentially abusive behavior and will compare Supervised Person trading with Clients’ trades as necessary. The workpaper created by the CCO or a designee will contain the name of the reviewer, date and a written description of any issues noted. Any personal trading that appears abusive may result in further inquiry by the CCO and/or sanctions, up to and including dismissal.

The CCO’s manager, or delegate, will monitor the CCO’s personal securities transactions for compliance with the Personal Securities Transactions policies and procedures. The CCO will monitor the other Compliance Officers’ personal Securities transactions for compliance with the Personal Securities Transactions policies and procedures.

In the event of a Supervised Person’s extended leave of absence, the requirement for filing Personal Securities Transaction Reports, Disclosures of Personal Holdings, and Certifications of Compliance with the Code will be deferred until the Supervised Person returns to work.

H.	Exemptions under Special Circumstances

Supervised persons who experience unanticipated difficulties that necessitate the need to liquidate a securities holding or any other act that contradicts the above-mentioned policies, must seek prior written approval of the CCO before executing any transaction that would violate the above-mentioned policies. Exemptions will be decided on a case-by-case basis and the Company provides no assurance that an exemption will be granted.

I.	Disclosure of the Code of Ethics

AMG will describe its Code of Ethics in Part 2 of Form ADV and, upon request, furnish Clients with a copy of the Code of Ethics. All Client requests for AMG’s Code of Ethics should be directed to the CCO.

III.	INSIDER TRADING

Supervised Persons are strictly forbidden from engaging in Insider Trading, either personally or on behalf of AMG’s Clients. AMG’s Insider Trading Policies and Procedures apply to all Supervised Persons, as well as any transactions in any Securities by family members, trusts, or corporations, directly or indirectly controlled by such persons. The policy also applies to transactions by corporations in which the Supervised Person is a 10% or greater stockholder, as well as transactions by partnerships of which the Supervised Person is a partner unless the Supervised Person has no direct or indirect control over the partnership.

A.	What Information is Material?

Many types of information may be considered material, including, without limitation, advance knowledge of:

●	Dividend or earnings announcements;

●	Asset write-downs or write-offs;

●	Additions to reserves for bad debts or contingent liabilities;

●	Expansion or curtailment of company or major division operations;

●	Merger, joint venture announcements;

●	New product/service announcements;

●	Discovery or research developments;

●	Criminal, civil and government investigations and indictments;

●	Pending labor disputes;

●	Debt service or liquidity problems;

●	Bankruptcy or insolvency problems;

●	Tender offers and stock repurchase plans; and

●	Recapitalization plans.

Information provided by a company or entity could be material because of its expected effect on a particular class of Securities, all of a company’s Securities, the Securities of another company, or the Securities of several companies. The prohibition against misusing Material Non-Public Information applies to all types of financial instruments including, but not limited to, stocks, bonds, warrants, options, futures, forwards, swaps, commercial paper, government-issued Securities, and Digital Securities. Material information need not relate to a company’s business. For example, information about the contents of an upcoming newspaper column may affect the price of a Security, and therefore be considered material. Supervised Persons should consult with the CCO if there is any question as to whether non-public information is material.

B.	What Information is Non-Public?

Once information has been effectively distributed to the investing public, it is no longer non-public. However, the distribution of Material Non-Public Information must occur through commonly recognized channels for the classification to change. In addition, there must be adequate time for the public to receive and digest the information. Non-public information does not change to public information solely by selective dissemination. The confirmation by an insider of unconfirmed rumors, even if the information in question was reported as rumors in a public form, may be non-public information. Examples of the ways in which non-public information might be transmitted include, but are not limited to:

●	In person;

●	In writing;

●	By telephone;

●	During a presentation;

●	By email, instant messaging, or Bloomberg messaging;

●	By text message; or

●	On a social networking site such as Facebook, X, or LinkedIn.

Supervised Persons must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving Material Non-Public Information. Supervised Persons should consult with the CCO if there is any question as to whether material information is non-public.

C.	Penalties for Trading on Material Non-Public Information

Severe penalties exist for firms and individuals that engage in Insider Trading, including civil injunctions, disgorgement of profits and jail sentences. Further, civil penalties for Insider Trading may be levied against individuals and companies in amounts up to three times the profit gained or loss avoided (and up to $5,000,000 for individuals and $25,000,000 for companies). AMG will not protect Supervised Persons found guilty of insider trading.

D.	Relationships with Potential Insiders

AMG’s Clients, Investors, third-party research providers, and advisory board members may possess Material Non-Public Information. Access to such information could come as a result of, among other things:

●	Being employed by an issuer (or sitting on the issuer’s board of directors);

●	Working for an investment bank, consulting firm, supplier, or customer of an issuer;

●	Sitting on an issuer’s creditors committee;

●	Serving as an elected official, or otherwise being involved in non-public political processes;

●	Meetings or idea dinners with investment bankers or other connected individuals;

●	Personal relationships with connected individuals; and

●	A spouse’s involvement in any of the preceding activities.

Individuals with access to Material Non-Public Information may have an incentive to disclose the information to AMG due to the potential for personal gain. Supervised Persons should be extremely cautious about investment recommendations, or information about issuers, that it receives from Clients, Investors, third-party research providers, and advisory board members. Supervised Persons should inquire about the basis for any such recommendations or information, and should consult with the CCO if there is any appearance that the recommendations or information are based on Material Non-Public Information.

If a Supervised Person expects that discussions with an outsider might involve the transmission of Material Non-Public Information, the Supervised Person should disclose whether or not AMG is an insider and should seek a representation regarding the counterparty’s status as a potential insider. When practicable, this disclosure and representation should be communicated by email. Supervised Persons should consult with the CCO if there is any question regarding the appropriate types of information that can be provided to, or received from, an outside individual or entity.

E.	Procedures for Recipients of Material Non-Public Information

If a Supervised Person has questions as to whether they are in possession of Material Non-Public Information, they should inform the CCO as soon as possible.

Given the severe penalties imposed on individuals and firms engaging in Insider Trading, Supervised Persons:

●	Must immediately report the potential receipt of Material Non-Public Information to the CCO, who will conduct research to determine if the information is likely to be considered material and whether the information has been publicly disseminated;

●	Must not trade the Securities of any company about which they may possess Material Non-Public Information;

●	Must not discuss any potentially Material Non-Public Information with colleagues, except as specifically required by their position; and

●	Must not conduct research, trading, or other investment activities regarding a Security for which they may have Material Non-Public Information until the CCO dictates an appropriate course of action.

F.	Compliance Reviews and Appropriate Responsive Steps

To detect insider trading, the CCO or designees will:

●	In accordance with the Code of Ethics, review and monitor AMG employees’ personal securities transaction reports;

●	Review the trading activity of accounts managed by AMG;

●	Resolve issues of whether information received by an AMG employee is material and nonpublic;

●	Promptly, upon learning of a potential violation, the CCO will prepare a report to the AMG Manager providing full details and recommendations for further actions.

If the CCO determines that the information is material and non-public, the CCO will prepare a written memorandum describing the information, its source, and the date the information was received. The memorandum will be provided to the COEWG providing full details and recommendations for further actions. Depending on the relevant facts and circumstances, some or all of the following steps may be appropriate:

●	Review the Insider Trading policies and procedures with the affected Supervised Person(s);

●	Initially ask the affected Supervised Person(s) to execute written agreements that they will not disclose the potentially Material Nonpublic Information to others, including colleagues;

●	Periodically ask the affected Supervised Person(s) to sign certifications that they have not improperly shared the information;

●	Require the affected Supervised Person(s) to institute enhanced information security practices;

●	Implement a shared office space policy or clean desk policy outlining appropriate methods of protecting Material Nonpublic Information;

●	Change the location of the affected Supervised Person(s)’ workspace(s);

●	Review the emails of the affected Supervised Persons more frequently;

●	Review the Insider Trading policies and procedures with all Supervised Persons;

●	Inform AMG’s other Supervised Persons that the affected Supervised Person(s) may be in possession of Material Nonpublic Information;

●	Remind the other Supervised Persons that they should take reasonable steps to avoid inadvertent receipt of the information;

●	Forbid other Supervised Persons from seeking to obtain the information; and

●	Conduct key word searches of all Supervised Persons’ emails for the information in question.

Trading in affected securities may resume, and other responses may be adjusted or eliminated, when the CCO determines that the information has become public and/or immaterial. At such time, the CCO will amend the memorandum noted above as well as the Restricted List, as applicable, to indicate the date that trading was allowed to resume and the reason for the resumption.

G.	Selective Disclosure

Non-public information about AMG’s investment strategies, trading, and Client holdings may not be shared with third parties except as is necessary to implement investment decisions and conduct other legitimate business. Supervised Persons must never disclose proposed or pending trades or other sensitive information to any third party without the prior approval of the CCO, and the mutual fund Client’s CCO when applicable. Federal Securities Laws may prohibit the dissemination of such information, and doing so may be considered a violation of the fiduciary duty that AMG owes to its Clients.

H.	Rumors

Creating or passing false rumors with the intent to manipulate Securities prices or markets may violate the antifraud provisions of Federal Securities Laws. Such conduct is contradictory to AMG’s Code of Ethics, as well as AMG’s expectations regarding appropriate behavior of its Supervised Persons.

Supervised Persons are prohibited from knowingly circulating false rumors or sensational information that might reasonably be expected to affect market conditions for one or more Securities, sectors, or markets, or improperly influencing any person or entity.

This policy is not intended to discourage or prohibit appropriate communications between Supervised Persons of AMG and other market participants and trading counterparties. Supervised Persons should consult the CCO on questions about the appropriateness of any communications.

IV.	OUTSIDE EMPLOYMENT

Any employment or other outside activity by a Supervised Person may result in possible conflicts of interest for the individual or for AMG, and therefore must be reviewed and approved by the CCO in advance of engaging in any outside business activity. Outside activities, include but are not limited to the following:

●	Being employed or compensated by any other entity;

●	Engaging in any other business including part-time, evening or weekend employment;

●	Engaging in any securities transaction away from AMG;

●	Serving as an officer, director, partner, etc., in any other for-profit entity;

●	Serving as a trustee for any trust account;

●	Ownership interest in any non-publicly traded company or other private investments; or,

●	Any public speaking or writing activities.

Prior written approval for any of the above activities is to be obtained from the CCO or designee by a Supervised Person before undertaking any such activity. The Outside Business Activity Form (Exhibit I) must be completed and a determination will be made to ensure activities do not interfere with any of the requestor’s responsibilities with AMG, and potential conflicts of interest will be addressed.

Requests previously approved through BOH must still be submitted to the CCO because potential conflicts of interest may differ.

The Outside Business Activity Forms and documentation supporting approvals/denials will be maintained by the CCO.

V.	PROHIBITION AGAINST BROKERAGE ACTIVITIES OR PROVIDING LEGAL OR TAX ADVICE

Because AMG is not a registered broker-dealer, employees of AMG must not engage in any activities that could be construed as acting in a broker capacity. All trades placed for Client accounts must be placed through a registered broker-dealer. Supervised Persons must refrain from assisting anyone in placing trades in accounts that are not administered by AMG.

Additionally, Supervised Persons must not offer or provide legal or tax advice to Clients, regardless of whether the employee is qualified or licensed to do so.

VI.	GIFTS AND ENTERTAINMENT

AMG will take reasonable steps to ensure that neither AMG nor its Supervised Persons offer, give, solicit or accept, in the course of business, any inducements which may lead to conflicts of interest. Due to the various relationships AMG may have with its Clients and other entities, Supervised Persons generally may not solicit gifts or gratuities nor give inducements, except in accordance with these policies and procedures. The term “inducements” means gifts, entertainment and similar benefits which are offered to or given by Supervised Persons. Gifts of an extraordinary or extravagant nature to a Supervised Person are to be declined or returned so as not to compromise the reputation of the Supervised Person or AMG.

A relaxation of, or exemption from, these procedures may only be granted by the CCO. The CCO or designee shall maintain a log of all gifts and entertainment received or given in the course of business.

A.	Difference Between Gifts and Entertainment?

An event (e.g., a dining or social event) is considered entertainment if the provider of the entertainment is in attendance with the Supervised Person and there is a specific business purpose for the event. Gifts are tokens of thanks or appreciation, as well as events that are not attended by the person(s) providing the entertainment. (For example, if a Supervised Person is invited to a sporting event to join the person paying for the event, this would be considered “entertainment”. If a Supervised Person is merely provided tickets to the event, it would be considered a “gift”.)

B.	Accepting Gifts and Entertainment

Supervised Persons may not solicit or accept gifts, gratuities or entertainment from Clients or other persons currently doing business with AMG, BOH, or affiliated entities without the prior written approval of AMG Compliance. This policy also applies to outside vendors who may be seeking future business with AMG, BOH, or affiliated entities. Prior approval may be obtained by completing a Gift Received Reporting Form (Exhibit J).

This policy does not include customary business meals or promotional items (caps, T–shirts, pens, etc.).

C.	Gifts to Others

Gifts of nominal value (generally $100 or less) may be appropriate. Reasonable and customary business entertainment, such as an occasional dinner, a ticket to a sporting event, or comparable entertainment, which is neither so frequent nor so extensive as to raise any question of propriety, is appropriate as well.

VII.	POLITICAL AND CHARITABLE CONTRIBUTIONS, PUBLIC POSITIONS

Political contributions, by AMG or its Covered Associates, to politically connected individuals or entities with the intention of influencing such individuals or entities for business purposes are strictly prohibited.

To ensure AMG’s compliance with the SEC’s Pay-to-Play Rule (Rule 206(4)-5), all political contributions by Covered Associates must be pre-cleared through the AMG CCO, using the Political Contribution Pre-Clearance Form (Exhibit K).

A.	Covered Associates

Covered Associates include:

●	AMG

●	All AMG employees

●	Any direct or indirect supervisor of the employees who solicit government entities on behalf of AMG (following the supervisory chain to the BOH CEO)

●	Any general partner, managing member, or executive officer of AMG, including its Manager and Chief Compliance Officer

●	All members of the committees that perform a policy-making or supervisory role for AMG

●	The BOH PAC, unless it is not “controlled” by the BOH CEO or any other of the Covered Associates listed above. Note – the BOH PAC, and its contributions, are currently controlled by a committee that does not include any of the Covered Associates above.

B.	Pre-Clearance Requirements

Any political contribution by a Covered Associate must be pre-cleared by the AMG CCO, regardless of the proposed amount or recipient of the contribution. If a Covered Associate or any affiliated entity is considering making a political contribution to any government entity, official, candidate, political party, or political action committee, pre-clearance is required using the Political Contribution Pre-clearance Form (Exhibit K).

Political contributions that may require pre-clearance include cash donations, as well as substantive donations of AMG or BOH resources, such as the use of conference rooms or communication systems.

If pre-clearance is granted, it is valid for seven days before and after the intended contribution date. Any contributions outside of this date range require re-approval. The CCO will consider whether the proposed contribution is consistent with restrictions imposed by Rule 206(4)-5 under the Advisers Act, and to the extent practicable, the CCO will seek to protect the confidentiality of all information regarding each proposed contribution.

The AMG Manager, or the CCO’s Supervisor, is responsible for pre-clearing and reviewing the CCO’s political contribution activities.

C.	Restricted Contributions

Contributions by Covered Associates are limited as follows:

○	For any government entity that is a current or prospective client of AMG

■	No contributions may be made to anyone even indirectly involved in the hiring of AMG as an investment adviser. This limitation includes anyone who is responsible for hiring an investment adviser, has the ability to influence the outcome of hiring decisions, or has the authority to appoint someone responsible for/with influence over hiring decisions.

■	No contributions may be made to any candidate running for such a position.

■	No contributions may be made to a PAC that is earmarked for any such official/candidate.

■	Contributions may not be made indirectly by soliciting another person or PAC to make a contribution to any such official/candidate.

○	No contributions may be made, directly or indirectly, to a political party of a State or locality where AMG provides, or is seeking to provide, investment advisory services to a government entity.

○	De minimis exception – a pre-clearance request may be approved when:

■	the contribution is $350 or less AND the Covered Associate can vote for the official/candidate at the time of the contribution, or

■	the contribution is $150 per official/candidate per election AND the Covered Associate CANNOT vote for the official.

In accordance with the requirements of the Pay-to-Play rule, the CCO will maintain a chronological list of Covered Associates, pre-clearance requests, contributions, and the Clients and Investors that meet the definition of a “government entity” for purposes of Rule 206(4)-5.

D.	Contributions to Political Action Committees

AMG generally requires that a Covered Associate making a donation to a political action committee or similar group, obtain a certification from such political action committee or group that contributions will not be used to make or provide, directly or indirectly, (i) any gift, subscription, loan, advance or deposit of money or anything of value, to any official of, or candidate for, a U.S. state or local office or political subdivision, including any agency, authority or instrumentality of such U.S. state or political subdivision or any official of a U.S. state or local office or political subdivision seeking a federal elective office, or (ii) payment to a political party of a U.S. state or locality, including any election committee.

E.	Interviews of Potential New Covered Associates

Before a new person becomes a Covered Associate (i.e. by beginning to solicit on behalf of AMG, by taking on a direct or indirect supervisory position over a soliciting AMG employee, or by becoming a general partner/managing member/executive officer), the CCO will meet with potential AMG Covered Associate to discuss their past political contributions, and 2) explain his/her responsibility to pre-clear all future contributions. The review will address the prior six months for potential Covered Associates who will have no involvement in the solicitation of Clients or Investors. For all other potential Covered Associates, contributions for the past two years will be reviewed. The CCO will prepare a memorandum documenting the scope and findings of the discussions. The memorandum will be archived with AMG’s Political Contribution Pre-clearance forms.

F.	Training and Monitoring

The AMG CCO is responsible for:

1.	Ensuring that effective training is conducted explaining 1) the applicable prohibitions regarding political contributions and 2) the need to pre-clear all contributions with the AMG CCO:

a.	At or before each new Covered Associate assumes his/her role; and

b.	At least annually for all Covered Associates.

2.	Monitoring of compliance with the Pay-To-Play rule:

a.	Sending out a quarterly questionnaire to all Covered Associates inquiring about their political contributions,

b.	Sending out a quarterly questionnaire to an informed representative(s) from Executive Management, and/or People Services (e.g., the Strategic Business Partner), inquiring about any employees that may become a Covered Associate by entering the Supervisory Chain above the AMG Manager,

c.	Sending out a quarterly questionnaire to the chairs of all committees that perform a policy-making or supervisory role for AMG, inquiring about any potential new member that may become a Covered Associate by joining the committee,

d.	Sending a quarterly email to all AMG business unit managers reminding them that the AMG CCO, or delegate, must check an employee’s history of political contributions before he/she can be part of AMG,

e.	Searching the list of Hawaii contributions each quarter, looking for any made by a Covered Associate,

f.	Confirming that any questionable contributions were pre-cleared timely, or reversed if possible, and

g.	Confirming that accurate lists are maintained for Covered Associates, pre-clearance requests, contributions, and clients and investors that meet the definition of “government entity”.

G.	Contributions to National Political Candidates

Supervised Persons may make contributions to national political candidates, parties, or action committees without seeking pre-clearance as long as the recipient is not otherwise associated with a state or local political office. However, Supervised Persons must use good judgment in connection with all contributions and should consult with the CCO if there is any actual or apparent question about the propriety of a potential contribution.

H.	Charitable Donations

Donations by Covered Associates to charities with the intention of influencing such charities to become Clients or Investors are strictly prohibited. The CCO must be notified if a request is received to donate to a charity at the behest of a Client. The CCO will determine if there is an actual or apparent conflict of interest in connection with any charitable contribution, or if a contribution could give the appearance of impropriety.

I.	Public Office

Covered Associates must obtain written pre-approval from the CCO prior to running for any public office. Covered Associates may not hold a public office if it presents any actual or apparent conflict of interest with AMG’s business activities.

J.	Contributions Through Outside Business Activities

If a Covered Associate is associated with an outside business, such as by serving as an officer or director, the Covered Associate must recuse himself or herself from any decisions regarding that entity’s political contributions. If the Covered Associate believes that the outside business’ political contributions could give the appearance of being related to AMG’s advisory activities or marketing initiatives, the Covered Associate must discuss the matter with the CCO. Any outside business activities by the CCO will be reviewed by the Manager.

VIII.	COMPLAINTS AND LITIGATION

All written complaints that are received by any employee of AMG must be immediately forwarded to the Manager and CCO. Any employee that is presented with a verbal complaint must immediately contact the Manager and CCO to discuss the matter. For either situation, the CCO will: (i) document the complaint and relevant information in a written memorandum; (ii) work with the employee and the manager(s) of the department(s) affected by the complaint to determine the proper course of action and to draft a response, as appropriate; (iii) determine whether the BOH Legal Department should be notified and/or involved in the actions to be taken; and (iv) input the complaint to the Bank of Hawaii Corporation Customer Feedback System (“CFS”).

All matters of litigation, including summons, subpoenas and service of legal process must be forwarded to the BOH Legal Department immediately upon receipt, with a copy to the CCO.

The CCO will notify the mutual fund Clients’ CCOs about all complaints related to a managed mutual fund.

IX.	MUTUAL FUND MARKETING AND DISTRIBUTION

AMG promotes wholesale distribution of the retail mutual funds where it serves as investment advisor, including Hawaiian Tax-Free Trust (“HTFT”). The purpose of this policy is to establish and document guidelines for the ethical and effective promotion of mutual funds through wholesale channels, ensure compliance with all applicable laws and regulations, protect investor interests, and maintain the integrity of the firm.

Scope:

This policy applies to all the AMG-related functions for promoting sales of HTFT, including:

●	Paying commissions and fees to facilitate sales of the Fund, and

●	Employing and overseeing salespeople involved in the promotion of mutual funds.

A.	Commissions and Fees

1.	Parties and Roles

a.	ACA Foreside – Transfer Agent/Underwriter

b.	BNY – Custodian and Fund Accounting Agent

c.	HTFT Board of Trustees – approves the Fund’s 12b-1 Plan

d.	HTFT Officers – approves payment of fees per the 12b-1

e.	Broker/Dealers – intermediary firms that facilitate sales of HTFT to their clients

f.	Active Investor/FundDirect – BNY platform for direct sales to shareholders

g.	AMG – Investment Advisor, Sub-Transfer Agent, Financier

2.	Types of Fees

a.	The 12b-1 Plan – The HTFT Board of Trustees has approved a 12b-1 Plan that provides for payment of Distribution Fees (compensation for selling the fund’s shares) and Service Fees (compensation for servicing existing shareholders). A daily amount, based on AUM, is accrued for Distribution Fees by BNY.

i.	Distribution Fees – Fees for selling the Fund, as disclosed in the HTFT prospectus, vary by share class and may involve contingent deferred sales charges (CDSCs).

ii.	Service Fees – Agreements, signed with each intermediary, may differ and include fees for networking, distribution-related services, shareholder servicing, revenue sharing, etc. These may be approved by the Fund Officers and paid by BNY.

b.	Fees above those approved in the Fund’s 12b-1 Plan – paid by AMG, as the Financier and investment adviser promoting the Fund.

3.	General Process for Payment of Fees

a.	ACA Foreside/BNY

i.	ACA Foreside receives and reviews invoices from intermediaries.

ii.	Invoices are paid directly to the intermediary firm by BNY or through the National Securities Clearing Corporation (NSCC) system.

b.	AMG

i.	AMG receives invoices from BNY for its portion of fees payable to intermediaries, and pays BNY or the firm directly.

ii.	All AMG revenue is received into a TSG Suspense account (#199005356)

iii.	AMG expenses for fees and commissions are paid via a Qform or through the BOH A/P system.

4.	Reporting

a.	AMG reports to IAOC on the AMG-specific expenses and revenue, and

b.	BOH, in its Sub-Admin function, reports to the HTFT Board on the payment of all fees and commissions, to allow the Board to assess the reasonableness of its 12b-1 Plan.

B.	Salespeople

Wholesalers who market on behalf of AMG, including BOH employees, consultants, independent contractors, marketing personnel, and investment advisors (collectively “salespeople”). Specific tasks covered include:

●	providing client service to prospective clients and investors;

●	communicating with current and prospective Financial Intermediaries/Institutional Investors to provide information, and increase awareness about the funds;

●	facilitating listing of the fund on various Financial Intermediaries’ platforms, assisting with completion of RFI, RFP’s, and selling agreements; and

●	assisting in the development of marketing materials, including pitch books, fact sheets, Due Diligence Questionnaires, and other materials as needed to help promote and sell the Fund, always obtaining advertising approval and filing with FINRA when appropriate; and

●	assisting in the preparation of marketing plans, sales budgets, distribution strategies, etc.

1.	Key Principles:

●	Compliance with Laws and Regulations:

All activity must adhere to the federal, state, and local laws and regulations governing the sale and promotion of mutual funds, including the Investment Advisers Act of 1940, the Investment Company Act of 1940, the Securities Act of 1933, the Securities Exchange Act of 1934, Broker-Dealer Regulations, FINRA Rules, Blue Sky Laws, the USA Patriot Act, and other relevant regulations.

●	Ethical Conduct, Fair Dealing, and Investor Protection:

The best interests of investors must be prioritized in all promotional activities. AMG employees and consultants must ensure that investors receive adequate information to make informed investment decisions. All compensation arrangements with wholesalers should be disclosed to investors.

All salespeople involved in promoting mutual fund sales must refrain from engaging in any activities that could be considered unethical or harmful to investors. All promotional activities must be conducted with honesty, integrity, and professionalism. Misleading or false statements about mutual fund performance, risks, or benefits are prohibited. Material facts about mutual funds, including fees, expenses, and risks must be disclosed.

All wholesalers must be treated fairly and equitably. Preferential treatment to any particular wholesaler is prohibited. Conflicts of interest that may arise in the promotion of mutual funds must be disclosed.

●	Sales Practices:

All salespeople involved in promoting mutual fund sales must be an appropriately-licensed registered representative of a FINRA-registered broker-dealer. ACA Foreside Fund Services, LLC (ACA Foreside) provides certain marketing activities to AMG, including licensing and supervising the registered representatives who will be promoting HTFT. Registered Representatives must comply with the ACA Foreside Manual: Registered Representative Compliance and Supervisory Procedures Manual and relevant federal and state regulations.

AMG has certain supervisory responsibilities for the salespeople promoting HTFT to the extent that the supervisory broker-dealer responsibilities are not assumed by ACA Foreside, as described in the BOH-Foreside Securities Activities and Services Agreement (“SASA”). Upon request, AMG assists ACA Foreside with supervisory tasks as requested.

In general, all salespeople involved in promoting mutual fund sales must adhere to all applicable sales practices and standards, including suitability requirements and disclosure obligations. Sales presentations must be conducted in a professional and informative manner and provide investors with a clear understanding of the risks and benefits associated with mutual fund investments.

●	Promotional Materials:

All promotional materials must be accurate, clear, easily understood by investors, and disclose all material facts about the mutual fund, including fees, expenses, and risks. Exaggerated or unsubstantiated claims should be avoided.

All promotional materials must comply with the SEC and FINRA mutual fund advertising rules and be approved by ACA Foreside, the Fund Distributor, before being made available to the public. In addition, materials may be reviewed and approved by AMG per Section XV herein.

●	Recordkeeping:

Accurate records of all registered representative activity, including all promotional activities and communications with wholesalers, must be maintained by AMG and/or ACA Foreside including correspondence, phone calls, and meetings. Records must be retained for a period of time to meet FINRA and SEC regulations, which is at least a minimum of seven years.

●	Training:

AMG and/or ACA Foreside provides ongoing training to employees on this policy and related compliance requirements. Firm Element and Regulatory Element training will be overseen by ACA Foreside and FINRA. The AMG CCO will oversee the AMG training.

By following this policy, the firm can ensure that its mutual fund wholesale promotion activities are conducted ethically and in compliance with all applicable laws and regulations, protecting investor interests and maintaining the firm’s reputation.

●	Compliance and Monitoring:

The AMG CCO is responsible for monitoring compliance with this Compliance Manual. ACA Foreside is responsible for monitoring compliance with its procedures and FINRA rules.

Compliance monitoring includes conducting regular reviews of promotional activities and sales practices, and taking appropriate corrective action if any violations of the policy are identified.

X.	BOOKS AND RECORDS

A.	Records Retention

AMG adheres to the records retention requirements of Rule 204-2 under the Advisers Act and, to the extent applicable, Rule 31a under the IC Act as it relates to the Fund Clients advised by AMG. Although certain records are required to be retained for differing periods (some permanently), AMG must generally retain the records specified under these rules for a period of two years in an easily accessible place and at least six years following the end of the fiscal year in which the records are generated or last used.

See Exhibit E of the AMG Compliance Manual for a detailed list of the relevant AMG Books and Records Requirements and responsible parties.

Any record stored electronically must also adhere to the following requirements:

●	The records must be arranged or indexed in a way that permits easy location, access, and retrieval of any particular record;

●	A duplicate copy of each electronic record must be stored separately, either in electronic or hard copy format; and

●	Upon request, the adviser will promptly provide the SEC with:

○	A legible, true, and complete copy of the record in the format in which it is stored;

○	A legible, true, and complete printout of the record; and

○	The means to access, view, and print the records from the format in which they are stored.

B.	Email and Instant Messages

AMG complies with Rule 204-2 under the Investment Advisers Act of 1940, which requires the retention of all sent and received communications, including emails and chats. Accordingly, all incoming and outgoing emails, Microsoft Teams chats, and Bloomberg Instant Messages are captured and archived within Global Relay. These records are retained for the time periods required by SEC rules and are accessible for compliance review.

AMG Compliance Officers conduct reviews of electronic correspondence no less frequently than quarterly to verify compliance with AMG policies and applicable SEC regulations. These reviews include:

●	Keyword-Based Monitoring:

Messages containing a predetermined set of keywords are flagged for review. These keywords are selected based on their potential to indicate activity that may violate Federal securities laws. The keyword list is confidential and maintained solely by AMG Compliance Officers. It is not disclosed to employees outside of Compliance, including Senior Management.

●	Targeted and Random Reviews:

Compliance Officers may conduct specific or random reviews of communications from “select” AMG Supervised Persons. These individuals are identified based on their roles and potential exposure to securities law violations. This group includes, but is not limited to: Senior Management, Portfolio Managers (PMs), Analysts, Trading Personnel, Front-line Account Officers, and Operations Support staff.

During the review process, Compliance Officers may search for and examine messages, assign a review disposition, and/or add comments. Messages and associated commentary may be forwarded to another Compliance Officer or discussed and/or escalated to the Wealth Management Business Risk Executive to determine appropriate follow-up actions, if any.

The Chief Compliance Officer (CCO) is responsible for notifying BOH Information Technology, specifically via an iRequest and email to Business Application Management, when a Supervised Person is added to or removed from the list of archived emails in Global Relay. The following information must be provided for each new or removed Supervised Person: Name, Department, Email address, Sales identification number, and Start/end date. The Business Application Management department will then create the necessary rule(s) to ensure the Supervised Person’s emails and chats are archived in Global Relay.

C.	Social Media

AMG Supervised Persons are strictly prohibited from using social media for any AMG business purposes. Social media is defined broadly to include Internet-based platforms such as social networking websites, blogs, forums, and other forms of online publishing or public discussion.

Supervised Persons who choose to use social media for personal use must do so in accordance with BOH policies, including the Social Media Policy, Information Security Policy, and the Bank of Hawaii Employee Handbook and Code of Business Conduct & Ethics. When using social media for personal use on their personal computer, Supervised Persons are prohibited from using, disclosing, or posting AMG confidential and/or proprietary information, or any documents related to AMG, its clients and known potential clients. Also, Supervised Persons should not comment on AMG confidential financial information, such as fund performance, transactions completed or contemplated or holdings. Sharing such information may result in violations of securities laws, including potential liability for insider trading.

D.	Electronic Files of Terminated Employees

Within a reasonable period of time following the termination of employment, the immediate manager or supervisor of any terminated AMG Supervised Person shall review the Supervised Person’s personal network directory and PC hard drive to identify files that qualify as required books and records that are to be retained in accordance with this policy. Files that are to be retained shall be relocated to an appropriate sub-directory within the AMG network, keeping in mind the level of confidentiality and access by other employees that some files may or may not require. Thereafter, the manager is to notify the systems administrator assigned to AMG that the review has been completed and the files remaining on the Supervised Person’s hard drive and personal network directory may be deleted.

E.	Document Destruction

The CCO has the sole authority to permit the destruction of any required record. No required record will be destroyed before the required retention period has lapsed.

The CCO will notify Supervised Persons of any pending or ongoing regulatory or legal proceeding. Upon being notified of any such proceeding, all document destruction must cease immediately, and documents must be preserved in a manner specified by outside legal counsel. Among other things, AMG should be careful to avoid any inadvertent destruction of electronic documents through backup processes that overwrite old backups.

Any Supervised Person discarding any document or electronic media must ensure that such documents and electronic media are shredded, permanently erased, or otherwise destroyed so that the information cannot be reconstructed. Supervised Persons should be aware that some devices, such as scanners, photocopiers and fax machines, may save electronic copies of documents that have been scanned, copied, or transmitted. Supervised Persons should consult with the device’s instruction manual or manufacturer to ensure that any stored information is erased before the device is removed from AMG’s offices.

AMG must ensure that any companies engaged to dispose of nonpublic information perform their duties in accordance with this policy. AMG may ensure appropriate disposal by, among other things:

●	Reviewing an independent audit of the disposal company’s operations;

●	Obtaining information about the disposal company from references or other reliable sources; and/or

●	Requiring that the disposal company be certified by a recognized trade association or similar third-party.

AMG may enter into confidentiality agreements with prospective counterparties that call for AMG to destroy documentation associated with transactions that are not consummated. Such agreements will include provisions that describe the applicable record retention requirements and indicate that AMG will comply with all such requirements.

LIST OF EXHIBITS (Contained in a Separate Document)

Exhibit A – Compliance Manual Certification

Exhibit B – Pre-clearance Request – IPO and Private Placements

Exhibit C – Pre-clearance Log – IPO and Private Placements

Exhibit D – Quarterly Transaction Report

Exhibit E – Request for Duplicate Confirmations and Statements

Exhibit F – All Reportable Holdings - Periodic Report

Exhibit G – All Brokerage Accounts - Periodic Report

Exhibit H – Exempt Accounts Certification

Exhibit I – Outside Business Activity Form

Exhibit J – Gift Received Reporting Form

Exhibit K – Political Contribution Pre-clearance Form